As filed with the Securities and Exchange Commission on April 19, 2024

Registration Statement No. 333-278657

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPLITECH GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-4566352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

155 Plant Avenue

Hauppauge, NY

11788

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

155 Plant Avenue, Hauppauge, NY 11788

(631) 521-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY

(212) 930-9700

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of AmpliTech Group, Inc. (File No. 333-278657), originally filed on April 12, 2024 (the “Registration Statement”), is being filed solely for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement and the Auditor’s Consent filed herewith as Exhibit 23.1. This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS

(a) Exhibits

1.1(1)	Form of Underwriting Agreement
4.1(1)	Certificate of Designations for Preferred Stock.
4.2(1)	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.3(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.4(1)	Form of Unit Agreement and Unit Certificate.
5.1(2)	Opinion of Sichenzia Ross Ference Carmel LLP (filed herewith).
23.1	Consent of Sadler, Gibb & Associates LLC (filed herewith).
23.2(2)	Consent of Sichenzia Ross Ference Carmel LLP (included in the Exhibit 5.1).
24.1(2)	Power of Attorney (included on signature page).
107(2)	Filing Fee Table

(1)	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
(2)	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on April 19, 2024.

AMPLITECH GROUP, INC.

By:	/s/ Fawad Maqbool
Fawad Maqbool
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fawad Maqbool	President, Chief Executive Officer and Chairman of the Board of Directors	April 19, 2024
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	April 19, 2024
Louisa Sanfratello	(Principal Financial Officer and Principal Accounting Officer)

* /s/ Andrew Lee	Director	April 19, 2024
Andrew Lee

* /s/ Daniel Mazziota	Director	April 19, 2024
Daniel Mazziota

* /s/ Matthew Kappers	Director	April 19, 2024
Matthew Kappers

* By:	/s/ Fawad Maqbool	Attorney in Fact	April 19, 2024
Fawad Maqbool